-13-


                      EMPLOYMENT AGREEMENT

THIS AGREEMENT made and entered into as of this 14th day of April, 1998 by and between Accent Color Sciences, Inc., a
Connecticut corporation (the "Company"), and Charles E. Buchheit, an individual residing in South Woodstock, Vermont 05071 (the
"Employee").

WHEREAS, the Company desires to retain the services of the Employee, and the Employee desires to be employed by the Company, on the terms hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein provided, the parties hereto (the
"Parties") hereby agree as follows:

1. Term of Employment. The Company hereby employs the Employee, and the Employee hereby accepts employment with the Company, all in accordance with the terms and conditions hereof, for a term of three (3) years commencing on April 15, 1998, (the "Commencement Date") and ending April 14, 2001 (the "Employment Term").

2. Scope. During the Employment Term, the Employee shall be employed by the Company in an executive capacity and shall serve as President and Chief Executive Officer commencing May 8, 1998 and continuing for the balance of the Employment Term.

3.  Compensation.

     3.1 The Employee shall be paid a base salary at the rate of $250,000 per annum ("Base Salary"), payable in equal bi-monthly installments. Any increase in the Base Salary shall be solely at the discretion of the Board of Directors (the "Board"). In no event may the Base Salary be reduced. In addition, the Employee shall be eligible to receive an annual bonus in an amount up to 60% of his Base Salary (the "Annual Bonus"). The amount of the Annual Bonus shall be determined for each year, according to criteria proposed for that year by the Employee to the Board, and approved by the Board. The parties agree that such criteria will be proposed by the Employee and acted upon by the Board, as soon as practicable after the expiration of the first quarter of that year.

     3.2 On the Commencement Date, the Company shall grant to the Employee Incentive Stock Options (the "ISO Options") to purchase Ninety-Six Thousand (96,000) shares of the Company's common stock, no par value, (the "Stock") and Non-Qualified Stock Options (the "Non-Qualified Options") to purchase One Hundred and Fifty-four Thousand (154,000) shares of the Stock, all under the Company's 1995 Stock Incentive Plan (the "Plan") (the ISO Options and the Non-Qualified Options are herein collectively referred to as the "Options"). The exercise price of the Options shall be the fair market value of the Stock on the date of grant. Such Options shall vest ratably one-third annually on the first, second and third anniversaries of the Commencement Date so that upon the third anniversary of the Commencement Date the Employee shall be fully vested in all such Options. The Options shall be subject to approval by the shareholders of the Company of a proposed increase in the number of authorized shares under the Plan at the 1998 Annual Meeting of Shareholders.

     3.3 On the Commencement Date, the Company shall grant to the Employee a warrant to purchase One Hundred Thousand (100,000) shares of Stock at the fair market value of the Stock on the date of grant (determined in the same manner as under the Plan). Such warrant shall be exercisable at any time from and after the date of grant for a period of five (5) years from the date of grant.

     3.4 The Employee shall be entitled to participate in any employee benefit plan or program generally applicable to senior executives of the Company, including without limitation pension, life insurance, tax-qualified profit sharing, and medical coverages as in effect from time to time.

     3.5 The Employee shall be entitled to vacation in accordance with the Company's vacation policy as currently in effect from time to time, provided, however, in no event shall such vacation be for a period less than five (5) weeks per annum.

     The Employee may elect, at his option, to defer the use of vacation from the year it is earned to subsequent years, provided, however, the Company has the option to pay cash in lieu of such deferred vacation, up to a maximum amount of two (2) weeks of such deferred vacation, if (a) the amount of such deferred vacation exceeds two weeks and (b) such payment is made within thirty (30) days following the end of the year such deferral is elected.

     In the event of termination under Section 4 below, any and all vacation owed to the Employee will be paid at the time of termination.

     3.6 During the term of this Agreement, the Company shall reimburse the Employee, on a quarterly basis, for reasonable living expenses in the Hartford, Connecticut area until the Employee's establishment of a permanent residence in the Hartford, Connecticut area. Such reimbursements shall be made based on receipts provided to the Company by the Employee.

4.  Termination.

     4.1  General.  Notwithstanding the provisions of Sections 1,
2 and 3 above, the Employee's employment may be terminated prior to the end of the Employment Term as provided in Sections 4.2, 4.3, 4.4, 4.5 and 4.6 below.

      4.2 Death or Disability. The Employee's employment shall be terminated in the event of his death or Disability. Upon termination of the Employee's employment hereunder as a result of the Employee's death or Disability, the Employee (or, in the event of his death, his Beneficiary) shall be entitled to (a) all arrears of salary and expenses, (b) full and immediate vesting of any then unvested options to purchase securities of the Company which Employee may then hold, and (c) any other compensation or benefits as determined under applicable plans and programs of the Company (as in effect immediately prior to such termination).

      For the purposes of this Agreement, "Disability" shall be deemed to have occurred when the Employee shall be unable to perform the duties of his then employment with the Company for an aggregate period of more than 36 weeks in a consecutive period of 52 weeks, due to physical or mental impairment (other than as a result of addiction to alcohol or any other drug) as determined by a physician acceptable to both the Company and Employee.

      The Employee may designate one or more persons to receive payment of any compensation or other benefit payable on account of the Employee's death, by giving written notice of such designation to the Company in accordance with Section 13 below. The person so designated shall be the Employee's Beneficiary with respect to such payment. In the event the Employee has not designated a Beneficiary with respect to any particular payment, the Employee's estate shall be the Beneficiary with respect to such payment.

     4.3 Termination for Cause. The Employee's employment hereunder may be terminated "for Cause" at any time upon written notice from the Company to the Employee, which notice shall set forth the specific facts on which such termination is based.
Upon any such termination for Cause, the Employee shall be entitled to (i) all arrears of salary and expenses and (ii) any other compensation or benefits as determined under applicable plans and programs of the Company (as in effect immediately prior to such termination). For the purposes of this Agreement "Cause" shall mean:

          (a) a dishonest act or omission by the Employee which either (x) is intended to result in his substantial personal enrichment at the expense of the Company, or (y) results in his conviction of, or plea of nolo contendere to, a felony or other serious crime (not including a motor vehicle offense or a crime resulting from an action or omission taken by the Employee in the course of his duties hereunder and in the good faith belief that such action or omission was in the best interest of the Company);

          (b) gross misconduct or gross neglect of the executive's duties and responsibilities hereunder, causing material harm to the Company, unless remedied within 30 days after receipt of written notice specifying the nature of such misconduct or neglect from the Company; or

          (c) a willful and material breach of this Agreement by the Employee, unless such breach is corrected within 30 days after receipt of written notice from the Company specifying the nature of such breach.

          Non-performance of duties due to Disability shall not be grounds for termination for Cause.


      4.4 Termination Without Cause. If the Company terminates the Employee's employment other than for Disability, as provided in Section 4.2, above, or for Cause, as provided in Section 4.3, above, the Employee shall be entitled to:

          (a) base salary for the longer of (i) a two-year period commencing on the date Employee's employment with the Company is terminated and (ii) the balance of the Employment Term (such period hereinafter referred to as the "Termination Period");

          (b) Immediate vesting in all outstanding options previously granted to the Employee;

          (c)   payment  of  health benefits for the  Termination
          Period;  and(d)   any  vacation  owed  Employee   under
          subsection 3.5 above.
     4.5  Constructive Termination Without Cause.  In the event:

          (a) there is a reduction, without the Employee's consent, (i) in Employee's cash compensation or (ii) in the aggregate benefits provided under this Agreement, or

          (b) the Employee is removed from his position as Chief Executive Officer of the Company, other than as a result of a Disability as provided in Section 4.2 above or as a result of a termination for Cause, as provided in Section 4.3 above, or

          (c)  there is a Change of Control of the Company.

the Employee shall be entitled to terminate his employment voluntarily, and such termination shall be treated as a termination by the Company without Cause under Section 4.4 above; provided, however, that as a condition of such entitlement, the Employee must serve the Company with written notice of his voluntary termination of employment within twelve (12) months after the occurrence of any of such events described in subparagraphs (a), (b) or (c) of this Section 4.5, which event shall be specified in such notice.

          For purposes of this Section 4.5, a "Change of Control" shall mean (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (a) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: 1) any acquisition directly from the Company, 2) any acquisition by the Company, or
3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (ii) An event that shall cause the individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") to cease, for any reason, to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof, whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or (iii) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

     4.6 Voluntary Termination. The Employee may voluntarily terminate his employment hereunder provided that, in the event of such a termination, other than pursuant to a constructive termination without cause, as provided in Section 4.5 above, the Employee shall receive no further compensation, except as may be provided in applicable plans and programs.

5. Covenant Not to Disclose. The Employee covenants and agrees that he will not, to the detriment of the Company, at any time during or after the termination of his employment, whether under this Agreement or otherwise, reveal, divulge or make known to any person (other than the Company or any of its Affiliates) or use for his own benefit or purposes, or for the benefit or purposes of any other person, any customer lists, trade secrets, formulae, records, data, know-how or any secret or confidential information whatsoever, including without limitation that used by the Company or its Affiliates prior to the date of this Agreement or during the Employment Term and made known (whether or not with the knowledge and permission of the Company, whether or not developed, devised or otherwise created in whole or in part by the efforts of the Employee) to the Employee by reason of his employment by the Company; provided that it shall not be a violation of this Section 5 for the Employee to make any disclosure (i) necessary or appropriate to the performance of his duties hereunder or (ii) required by any law (including any court or governmental order), so long as, in the case of disclosure required by law, the Employee notifies the Company of such requirement, where possible, and cooperates with the Company in taking any reasonable steps to resist such disclosure (any costs thereby incurred to be paid by the Company). The Employee further covenants and agrees that he shall retain all such knowledge and information which he shall acquire or develop respecting such customers' lists, trade secrets, formulae, records, data, know-how and secret or confidential information in trust for the sole benefit of the Company and its successors and assigns and upon leaving the employ of the Company shall return all such documentation and information then in his possession to the Company.

6. Inventions, etc. The Employee agrees that all inventions, copyrightable material, secret processes, formulae, trademarks, trade secrets and the like, discovered or developed by the Employee while in the employ of the Company, whether in the course of his employment or otherwise on such employer's time or property, shall be disclosed promptly to the Company and shall, if the Company elects in writing, be the exclusive property of the Company. At the request of the Company the Employee shall assign all such property to the Company, and the Employee agrees to execute such instruments of transfer, assignment, conveyance or confirmation and such other documents as may reasonably be requested by the Company to transfer, confirm and perfect in the Company all legally protected rights in any such inventions, copyrightable material, secret processes, formulae, trademarks, trade secrets and the like. This Section 6 shall not apply to any property, the development and nature of which (i) is unrelated to any business then being conducted, developed or actively being considered for development by the Company, and (ii) is not competitive with any such business.

7.  Covenant Not to Compete.

     7.1  The Employee agrees that for the period set forth in
Section 7.2 below, (the "No Compete Term"), he shall not, without the prior written consent of the Company, directly or indirectly, whether as principal, partner, stockholder or as agent, officer, director, employee, consultant, or otherwise, alone or in association with any other person, firm, corporation, or other business organization, carry on, or be engaged, concerned or take part in, or render services to, or own, share in the earnings of, or invest in the stock, bonds or other securities of any person, firm, corporation or other business organization which is engaged in a business involving the manufacturing or selling of high-speed, color printers and printing systems similar to such printers and printing systems manufactured and sold by the Company (the "Company Products") or in soliciting sales of any products similar to and competitive with the Company Products from any business that was a customer of the Company at any time within 24 months immediately preceding the termination of the Employee's employment or from any business to which the Company attempted to sell its Company Products during such 24 month period, and such restrictions will pertain to the following geographic areas:

          (a) within the world, but if a court should find it unreasonable, then

          (b) within North America, but if a court should find it unreasonable, then

          (c) within the Continental United States of America, but if a court should find it unreasonable, then

          (d) within the Northeast and New England states of the U.S., but if a court should find it unreasonable, then

          (e) within the New England states and New York, but if a court should find it unreasonable, then

          (f)  within Connecticut and New York;

provided, however, that the Employee may (i) own or invest in stocks, bonds or other securities of the Company and (ii) own or invest in stocks, bonds or other securities of any other corporation if such stocks, bonds or other securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; provided his investment does not exceed, in the case of any class of the capital stock of any one issuer, 2 percent of the issued and outstanding shares of such class, or, in the case of bonds or other securities, 2 percent of the aggregate principal amount thereof issued and outstanding; and such investment would not prevent, directly or indirectly, the transaction of business by the Company with any state, district, territory or possession of the United States or any governmental subdivision, agency or instrumentality thereof by virtue of any statute, law, regulation or administrative practice.

     7.2  If the Employee's employment  is terminated

          (a)  for Cause, pursuant to Section 4.3, or

          (b)  as a result of the Employee's voluntary
termination, pursuant to Section 4.6 above,

the No Compete Term shall be the period ending on the first anniversary of the termination of the Employee's employment. If the Employee's employment is terminated for any reason other than as described immediately above, the No Compete Term shall be coincident with the Termination Period. Notwithstanding the above, the Company may elect in writing to extend the No Compete Term for a period of up to three years, provided that the Company shall (i) compensate the Employee for any period with respect to which it elects to extend the No Compete Term (beyond any period of salary continuation) at an annual rate equal to the base salary as in effect on the last day of the Employee's employment, to be paid annually in advance and (ii) provide the Employee, at the Company's sole expense, health benefits for such period; provided that if the Employee voluntarily terminates his employment as a result of a reduction in compensation or benefits as described in Section 4.5(a) above, the Employee's compensation and benefits during the extended No Compete Term shall be computed without regard to such reduction.

     7.3 It is understood by and between the Parties hereto that the foregoing covenant by the Employee not to enter into competition as set forth in Section 7.1 hereof, and the covenant by the Employee not to interfere with certain employees of the Company as set forth in Section 9 below, are essential elements of this Agreement and that, but for the agreement of the Employee to comply with such covenants, the Company would not have entered into this Agreement.

8. Business Materials, Covenant to Report. All written materials, records and documents made by the Employee or coming into his possession concerning the business or affairs of the Company or any of its Affiliates, shall be the sole property of the Company or its Affiliates, as the case may be, and, upon the termination of his employment with the Company or upon the request of the Company at any time, the Employee shall promptly deliver any such documents then in his possession to the Company. The Employee agrees to render to the Company such reports of the activities undertaken by the Employee, or conducted under the Employee's direction, pursuant hereto during the Employment Term as the Company may reasonably request.

9. Non-Interference. The Employee agrees that during the No Compete Term he will not, whether for his own account or for the account of any other person, firm, corporation or other business organization, interfere with the Company's relationship with, or endeavor to entice away from the Company, any individual who at any time during the term of the Employee's employment with the Company was employed by the Company in an executive, managerial or sales capacity. It shall not be a violation of this Section 9 for the Employee, while employed by the Company, to dismiss any employee (or to take similar action with regard to any employee) if such action is taken in good faith in the performance of the Employee's duties and responsibilities here under.

10. Specific Performance. Without intending to limit the remedies available to the Company, the Employee further agrees that damages at law will be an insufficient remedy to the Company in the event that the Employee violates the terms of Section 5, 6, 7, 8 or 9, and that the Company may apply for and have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of or otherwise to specifically enforce any of the covenants of such Sections.

11. Compliance with Other Agreements. The Employee represents and warrants to the Company that, to the best of the Employee's knowledge, the execution of this Agreement by him and his performance of his obligations hereunder will not, with or without the giving of notice and/or the passage of time, conflict with, result in the breach of any provision of or the termination of, or constitute a default under, any agreement to which the Employee is a party or by which the Employee is or may be bound.

12. Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties hereto and their respective successors, assigns, heirs and legal representatives. Insofar as the Employee is concerned, this contract, being personal, cannot be assigned except that the Employee's rights to compensation and benefits may pass to the Employee's Beneficiary as provided hereinabove, and may pass by will or operation of law. The Company may not assign this Agreement, except that such rights or obligations may be assigned or transferred pursuant to a merger, consolidation or sale of the Company, provided that the assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Agreement, either contractually or as a matter of law.

13. Notices. All notices and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, by courier or registered or certified mail, return receipt requested, postage prepaid, to the Party being notified at the following address, or to such other address as the Party shall have specified by notice in writing to the other Party:

          (a) if to the Employee, to him at the address hereinabove first mentioned, and

          (b)  if to the Company, to it at:

               Accent Color Sciences, Inc.
               800 Connecticut Boulevard
               East Hartford, CT 06108
               Attention: Corporate Secretary

All such notices and communications shall be deemed to have been received on the date of delivery thereof.

14. Entire Agreement. This Agreement contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the Parties hereto with respect to the subject matter hereof.

15. Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought. Either Party hereto may, by an instrument in writing, waive compliance by the other Party with any term or provision of this Agreement on the part of such other Party hereto to be performed or complied with. The waiver by any Party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

16. Section and other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

17. Separability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction; provided, however, that if the provisions of Section 7 or Section 9 should be or become invalid, illegal or unenforceable under the laws of the State of Connecticut, the restrictions contained in such section shall be deemed to be modified so that, as modified, said restrictions shall be valid, legal and enforceable in accordance with the intent expressed in Section 7 or 9, as the case may be. This Section shall be interpreted so as to be consistent with the operation of Section 7.1 above.

18. Governing Law. This Agreement shall be construed and governed in accordance with the laws of the State of Connecticut and the United States of America, without regard to principles of conflict of laws.

19. Resolution of Disputes. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be settled by arbitration in accordance with the rules of the American Arbitration Association (the "AAA") before a single arbitrator chosen by the Parties from a list provided by the AAA. Judgment upon an award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitration shall be held in Hartford, Connecticut or in such other place as the Parties may agree. Each of the Company and the Employee shall bear its or his own costs of the arbitration including, but not limited to, fees and disbursements of counsel, provided that in the event the Employee shall prevail the Company shall pay all of the Employee's costs.

     IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement on the date first above written.

                    ACCENT COLOR SCIENCES, INC.


                    By: /s/ Norman L. Milliard
                         Norman L. Milliard
                         Its President and
                         Chief Executive Officer

                       /s/ Charles E. Buchheit
                         Charles E. Buchheit